UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2007

The Allstate Corporation

(Exact name of registrant as specified in charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS employer identification number)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code  (847) 402-5000

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 1.02.  Entry into and Termination of Material Definitive Agreements.

On May 8, 2007, the Registrant, Allstate Insurance Company and Allstate Life Insurance Company (the “Borrowers”) entered into a credit agreement with the lenders party thereto, Wachovia Bank, National Association, as Syndication Agent; Bank of America, N.A. and Citibank, N.A., as Documentation Agents; Lehman Brothers Bank, FSB, Merrill Lynch Bank USA, Morgan Stanley Bank and William Street Commitment Corporation, as Co-Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent (attached hereto as Exhibit 10.1 and incorporated herein by reference) (the “Credit Agreement”).  The Credit Agreement replaced a $1.0 billion unsecured five-year revolving credit facility dated June 4, 2004 among the Borrowers; the lenders party thereto; JPMorgan Chase Bank, as Syndication Agent; Bank of America, N.A., Citibank, N.A. and Wachovia Bank, National Association, as Documentation Agents; and the Bank of New York, as Administrative Agent (the “2004 Credit Agreement”).  The 2004 Credit Agreement was terminated on May 8, 2007.  The Registrant had the option to terminate the 2004 Credit Agreement early and no material termination penalties were incurred.

The Credit Agreement is a new $1.0 billion unsecured revolving credit facility with an initial term of five years expiring in 2012 with two one year extensions that can be exercised in the first and second year of the facility upon approval of existing or replacement lenders providing more than two thirds of the commitments to lend under the Credit Agreement.  The term extensions only bind the lenders who vote to approve the extensions, but the Borrowers have the option to add additional lenders if the facility is not fully subscribed for the additional terms.  The Credit Agreement also contains an increase provision that would make up to an additional $500 million available for borrowing provided the increased portion could be fully syndicated at a later date among existing or new lenders.

Allstate Life Insurance Company is a wholly owned subsidiary of Allstate Insurance Company, which is a wholly owned subsidiary of the Registrant.

Item 8.01.              Other Events.

On May 3, 2007, the Registrant entered into an underwriting agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) (the “Underwriting Agreement”), relating to (1) $500,000,000 aggregate principal amount of Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Series A Debentures”) and (2) $500,000,000 aggregate principal amount of Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Series B Debentures” and, together with the Series A Debentures, the “Debentures”), each among the Registrant and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule II of the Underwriting Agreement (the “Underwriters”), pursuant to which the Underwriters agreed to purchase the Debentures from the Registrant.

The Debentures are being offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-134230 under the Securities Act of 1933, as amended) filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 18, 2006, and a

prospectus supplement dated May 3, 2007 (the “Prospectus Supplement”).  The terms of the Debentures are set forth in the Prospectus Supplement (previously filed on May 3, 2007 with the Commission pursuant to Rule 424(b)(5) under the Securities Act).

Item 9.01.              Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

Number	Description

1.1	Underwriting Agreement, dated May 3, 2007, among the Registrant and the Underwriters.

10.1	Credit Agreement, dated May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Jennifer M. Hager
Name:	Jennifer M. Hager
Title:	Assistant Secretary

Dated:  May 9, 2007